ECLIPSE
IDENTITY
RECOGNITION

Letter of Agreement

Eclipse Identity Recognition Corporation
and
Raptor Global Services

Whereas Eclipse Identity Recognition Corporation (EclipseIR) wishes to establish a business relationship with the New York City Police Department (NYPD) in order to sell it's facial recognition and forensic search software, and;

Whereas Raptor Global Services, Inc. (Raptor) wishes to facilitate a business relationship between the New York Police Department and Eclipse Identity Recognition Corporation;

The two companies therefore agree to engage in a joint effort to enter into discussions with the NYPD for the purpose of selling EclipseIR facial recognition software to the NYPD.

This Letter of Agreement constitutes and the understandings and responsibilities between EclipseIR and Raptor for activities relating to this effort.

EclipseIR agrees to the following:

- EclipseIR will take responsibility for the sales process after Raptor makes the introductions and facilitates the business meetings with NYPD.
- EclipseIR will take responsibility for determining the software products, engineering requirements, installation, optimization, training and on-going support to NYPD.
- EclipseIR will provide periodic status updates to Raptor on NYPD progress.
- EclipseIR will pay Raptor Global Services a 12% commission on EclipseIR Application Software sold to NYPD to be paid upon successful deployment of the project and receipt of full payment to EclipseIR from NYPD.

Raptor agrees to perform the following services:

- Provide personal introductions to influencers and decision makers within the NYPD.
- Facilitate one or more introductory meetings with NYPD.
- Facilitate subsequent communications and planning meetings on behalf of EclipseIR as project(s) develop.
- Provide periodic status updates to EclipseIR on NYPD progress.

TIME FRAME

Both Companies agree that time is of the essence, and that success and duration of this agreement will be based on performance-based timing schedule as follows:

- Raptor facilitate delivery of a Letter of Introduction to Commissioner NYPD, from and written by EclipseIR. This letter will be delivered within 10 days of endorsement of this agreement.
- Raptor will facilitate a Technology Presentation Meeting within 45 days of the submittal of the Letter of Introduction. This meeting may be a Go-To-Meeting Webinar format.

TERM

This agreement will endure for a period of two years from the date of endorsement. The agreement and associated commissions can be extended an additional year if sales of EclipseIR Application Software reach $2 Million in the first two years.

ACCEPTANCE

This Agreement will be governed by the laws of the State of California, The parties consent to the personal and exclusive jurisdiction of courts located in California.

We, the undersigned, have read and agree with this Letter of Agreement.

Eclipse Identity Recognition Corporation		***Raptor Global Services, Inc.***	
Steve Miller, CEO		Name/Title:	Jim Shearer CEO
Signature:	Stephen d. Miller	Signature:	[signature]
Date:	June 12, 2012	Date:	21 June 2012
Company Address	15732 Los Gatos Blvd, PMB 525 Los Gatos, CA, 95032-2504	Company Address	579 5th Av, Suite 1410 New York, NY 10017
Company Phone	408-916-1480	Company Phone	360 540 2058
Company Fax	408-317-1717	Company Fax	